Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of June 1, 2017,

between

Fidelity Management & Research Company

and

Fidelity Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Effective Date
Fidelity Salem Street Trust	Fidelity Advisor Series Short-Term Credit Fund	11/20/2014
Fidelity Salem Street Trust	Fidelity Series Government Money Market Fund	1/14/2016
Fidelity Salem Street Trust	Fidelity Series Inflation-Protected Bond Index Fund	7/16/2009
Fidelity Salem Street Trust	Fidelity Series Investment Grade Bond Fund	9/18/2008
Fidelity Salem Street Trust	Fidelity Series Short-Term Credit Fund	11/20/2014
Fidelity Salem Street Trust	Fidelity Series Long-Term Treasury Bond Index Fund	4/14/2016

Agreed and Accepted

as of June 1, 2017

Fidelity Management & Research Company	Fidelity Management & Research (Japan) Limited

By:

_/s/ Jean Raymond______

By:

_/s/ J. Clay Luby_______

Name:

Jean Raymond

Name:

J. Clay Luby

Title:

Treasurer

Title:

Treasurer